UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2011

LSI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2011, LSI Corporation (“LSI”) entered into an Agreement and Plan of Merger by and among Autobahn Acquisition Corporation (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of LSI, SandForce, Inc. (“SandForce”) and Shareholder Representative Services LLC (“SRS”) as Stockholder Representative (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SandForce, with SandForce continuing as the surviving corporation and becoming a wholly owned subsidiary of LSI (the “Merger”).

Under the agreement, LSI expects to pay approximately $322 million in cash, net of cash assumed, and assume approximately $48 million of unvested SandForce Options and restricted shares held by SandForce employees.

At the effective time of the Merger (the “Effective Time”), each share of SandForce capital stock (other than any shares of common stock that are unvested, shares owned by SandForce as treasury stock, shares owned by LSI and shares exercising dissenters’ rights) will be converted into the right to receive cash. Each share of unvested SandForce common stock will be exchanged for unvested common stock of LSI. All shares of SandForce capital stock owned by SandForce as treasury stock or by LSI will be cancelled without any right to receive any consideration. Awards of restricted stock units settleable in shares of SandForce capital stock will be assumed by LSI and become settleable, in accordance with their existing terms, in shares of LSI. Options to acquire shares of capital stock of SandForce (“SandForce Options”) that are unvested as of immediately prior to the Effective Time and that are held by employees will be assumed by LSI and become options exercisable for shares of LSI, in accordance with their existing vesting schedules and other terms. All other SandForce Options will, to the extent not vested and exercisable as of immediately prior to the Effective Time, will vest and become exercisable and, to the extent not exercised prior to the Effective Time, be cashed out for a portion of the aggregate merger consideration described below. In addition, LSI will grant restricted stock units to certain non-U.S. based individuals working for SandForce who will become employees of LSI. Warrants to acquire capital stock of SandForce, if not exercised prior to the Effective Time, will be cancelled.

The aggregate merger consideration that will be used to determine the price per share payable for outstanding SandForce capital stock entitled to receive cash in the Merger is an amount equal to (i) the sum of (x) $400,000,000, (y) the aggregate exercise price of all SandForce Options that are outstanding and unexercised as of October 26, 2011 (other than SandForce Options that are terminated after October 26, 2011 and prior to the Effective Time without having been exercised, and other than SandForce Options that are net-exercised following October 26, 2011 and prior to the Effective Time), and (z) the aggregate exercise price of all warrants to purchase SandForce capital stock (“SandForce Warrants”) that are outstanding and unexercised as of October 26, 2011 (other than SandForce Warrants that are terminated following October 26, 2011 and prior to the Effective Time without having been exercised), less (ii) the sum of (x) all third party fees and expenses incurred by SandForce in connection with the Merger and the other transactions contemplated by the Merger Agreement and (y) all of SandForce’s indebtedness outstanding as of immediately prior to the Effective Time.

LSI will deduct approximately 10% of the cash merger consideration otherwise payable in the Merger to be held in escrow as security for indemnification claims under the Merger Agreement and $400,000 to be made available for reimbursement of the expenses of SRS.

The Merger and the Merger Agreement have been approved by the board of directors of each of LSI and SandForce, and by the requisite vote of the SandForce stockholders. Completion of the transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and a requirement that holders of not more than 5% of the fully diluted share capital of SandForce continue to have a right to exercise appraisal or dissenter’s rights. The Merger is expected to close early in the first quarter of 2012.

The Merger Agreement contains customary representations and warranties of LSI and SandForce, covenants regarding the operation of SandForce’s business prior to the closing date, and provisions regarding indemnification in favor of LSI. The Merger Agreement provides customary termination rights for both LSI and SandForce.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to obtain all necessary regulatory approvals for the acquisition; the amount of unvested Company Options outstanding as of immediately prior to the Effective Time; the amount of restricted shares held by SandForce employees as of immediately prior to the Effective Time; and the successful consummation of the acquisition. For additional information, see the documents filed by LSI with the Securities and Exchange Commission. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01. Regulation FD Disclosure

On October 26, 2011, LSI issued a press release in which it announced that it had signed a definitive agreement to acquire SandForce, Inc. pursuant to the terms of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Neither the information in this Section 7.01 of this Current Report on Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 26, 2011.*

*	Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION

By:	/s/ Bryon Look
Bryon Look Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: November 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 26, 2011.*

*	Furnished, not filed.